UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. On May 14, 2009, The National Security Group, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2009. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated May 14, 2009, issued by The National Security Group, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: May 14, 2009	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

The National Security Group, Inc. 661 East Davis Street Post Office Box 703 Elba, Alabama 36323	Ex. 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

The National Security Group, Inc. Releases First Quarter Earnings

Elba, Alabama (May 14, 2009)...Results for the three months ended March 31, 2009 and 2008, based on accounting principles generally accepted in the United States of America, were reported today as follows:

	Three Months Ended March 31

	2009	2008

Premium Income	$15,220,000	$16,586,000
Investment Income	1,237,000	1,321,000
Realized Investment Gains	1,000	66,000
Other Income	141,000	321,000
Total Revenues	$16,599,000	$18,294,000

Net Income	$1,481,000	$782,000

Net Income Per Share	$0.60	$0.32

The Company ended the first quarter of 2009 with a net income of $1,481,000 or $0.60 per share, compared to a net income of $782,000, or $0.32 per share for the same period last year. The primary factor contributing to the increase in net income was a $2.8 million policyholder benefit payments. The decrease in policyholder benefits relates to a decline in storm related losses the property and casualty subsidiaries experienced in the current year as compared to the prior year.

First quarter premium revenues for 2009 were $15,220,000 compared to $16,586,000 for the first quarter of 2008; an 8.23% decrease. The decline in premium revenue is primarily attributable to the current recessionary economic environment as policy lapse rates have increased and a drop in new business production has occurred. We expect the trend of moderate declines in premium revenue to continue through the remainder of 2009.

As of March 31, 2009, shareholders’ equity totaled $35,045,000 compared to $34,648,000 as of December 31, 2008; an increase of 1.1%. First quarter earnings was the primary driver of the increase in equity but was partly offset by an increase in other comprehensive losses of $714,000, associated primarily with declines in market values of equity securities, and dividends paid to shareholders of $370,000.

The National Security Group, Inc., through its property & casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in twelve states. The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, mobile homeowners and personal non-standard automobile lines of insurance. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama.

NASDAQ Symbol: NSEC

Contact: Brian R. McLeod, Treasurer and Chief Financial Officer

The National Security Group, Inc.

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

(334) 897-2273